united stateS
securities and exchange commission

Washington, D.C. 20549

form 8-k

current report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2018

Royal Hawaiian Orchards, L.P.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-9145	99-0248088
(Commission File Number)	(IRS Employer Identification No.)

688 Kinoole Street, Suite 121, Hilo, Hawaii 96720
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	808-747-8471

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On June 11, 2018, Royal Hawaiian Orchards, L.P. (the “Registrant”) issued a press release announcing that the one for 2,000 reverse split of the Registrant’s depositary units representing Class A units of limited partnership interests, which was originally scheduled to be effective after the market closed on June 8, 2018, was delayed and will become effective on June 12, 2018 at 5 p.m. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated June 11, 2018.

signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Hawaiian Orchards, L.P. (Registrant)

Date: June 11, 2018
	By:	Royal Hawaiian Resources, Inc., its Managing General Partner

	By:	/s/ Bradford C. Nelson
	Name:	Bradford C. Nelson
	Title:	President, Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated June 11, 2018.